                                  $100,000,000
                (consisting of 4,000,000 in $25 denominations of)
                               COUNTY OF SAN DIEGO
                        TAXABLE PENSION OBLIGATION BONDS,
                  SERIES 2002C (PUBLIC INCOME NOTES (PINES®))

No. R-1                                                                     Maximum Number of Bonds
                                                                     issued as of October, 3, 2002:
                                                                                          4,000,000

                  THE OBLIGATIONS OF THE COUNTY HEREUNDER, INCLUDING THE
                  OBLIGATION TO MAKE ALL PAYMENTS OF INTEREST AND PRINCIPAL WHEN
                  DUE, ARE OBLIGATIONS OF THE COUNTY IMPOSED BY LAW AND ARE
                  ABSOLUTE AND UNCONDITIONAL, WITHOUT ANY RIGHT OF SET-OFF OR
                  COUNTERCLAIM. THIS BOND DOES NOT CONSTITUTE AN OBLIGATION OF
                  THE COUNTY FOR WHICH THE COUNTY IS OBLIGATED OR PERMITTED TO
                  LEVY OR PLEDGE ANY FORM OF TAXATION OR FOR WHICH THE COUNTY
                  HAS LEVIED OR PLEDGED OR WILL LEVY OR PLEDGE ANY FORM OF
                  TAXATION. NEITHER THE BONDS NOR THE OBLIGATION OF THE COUNTY
                  TO MAKE PAYMENTS ON THE BONDS CONSTITUTE AN INDEBTEDNESS OF
                  THE COUNTY, THE STATE OF CALIFORNIA, OR ANY OF ITS POLITICAL
                  SUBDIVISIONS WITHIN THE MEANING OF ANY CONSTITUTIONAL OR
                  STATUTORY DEBT LIMITATION OR RESTRICTION.

        Interest Rate          Maturity Date         Original Issue Date          CUSIP
            6.125%            August 15, 2032          October 3, 2002          79739R201

REGISTERED OWNER:          CEDE & CO.

PRINCIPAL SUM:             ONE HUNDRED MILLION DOLLARS

                  The County of San Diego, a political subdivision organized and existing under and pursuant to the Constitution and laws of the State of
California (the "County"), for value received hereby, promises to pay to the registered owner identified above or registered assigns, on the maturity date specified above (subject to any right of prior redemption hereinafter provided for) the principal sum specified above, together with interest on such principal sum from the interest payment date next preceding the date of authentication of this Bond (unless this Bond is authenticated as of an interest payment date or during the period from the sixteenth day of the month preceding an interest payment date to such interest payment date, in which event it shall bear interest from such interest payment date, or unless this Bond is authenticated prior to February 1, 2003, in which event it shall bear interest from the original issue date specified above) until the principal hereof shall have been paid at the interest rate per annum specified above, payable on February 15,
2003, and semiannually on each February 15 and August 15 thereafter until maturity. Interest due on or before the maturity or prior redemption of this
Bond shall be payable only by check mailed on the Interest Payment Date by first-class mail to the registered owner hereof; provided that upon the written request of a Holder of $1,000,000 or more in aggregate principal amount of Bonds received by the Trustee prior to the applicable record date, interest shall be paid by wire transfer in immediately available funds. The principal hereof is payable in lawful money of the United States of America at the Corporate Trust
Office of BNY Western Trust Company, as Trustee.

                  This Bond is one of a duly authorized issue of bonds of the
County designated as its "Taxable Pension Obligation Bonds, Series 2002C (Public
Income Notes (PINES®))" (the "Bonds") in aggregate principal amount of One
Hundred Million Dollars ($100,000,000), all of like tenor and date (except for such variations, if any, as may be required to designate varying numbers, maturities and interest rates), and is issued under and pursuant to the provisions of the Articles 10 and 11 (commencing with Section 53570) of Chapter
3 of Division 2 of Title 5 of the Government Code of the State of California,
and all laws amendatory thereof or supplemental thereto (the "Bond Law") and under and pursuant to the provisions of a Trust Agreement, dated as of February
1, 1994, between the County and BNY Western Trust Company, as trustee (the
"Trustee") as supplemented by a First Supplemental Trust Agreement dated as of
September 1, 2002, between the County and the Trustee (as so supplemented, the
"Trust Agreement") (copies of which are on file at the Corporate Trust Office of the Trustee.

                  Under the Trust Agreement, Additional Bonds and other
obligations may be issued on a parity with the Bonds, but subject to the conditions and upon compliance with the procedures set forth in the Trust
Agreement. The Bonds and any bonds or other obligations issued on a parity with the Bonds are obligations imposed by law payable from funds to be appropriated by the County pursuant to County Employees Retirement Law of 1937, Division 4 of
Title 3 of the Government Code of the State of California, Sections 31450
through 31899.10 (the "Retirement Law"). Reference is hereby made to the Bond
Law and to the Trust Agreement and any and all amendments thereof and supplements thereto for a description of the terms on which the Bonds are issued, the rights of the registered owners of the Bonds, security for payment of the Bonds, remedies upon default and limitations thereon, and amendment of the Trust Agreement (with or without consent of the registered owners of the
Bonds); and all the terms of the Trust Agreement are hereby incorporated herein and constitute a contract between the County and the registered owner of this
Bond, to all the provisions of which the registered owner of this Bond, by acceptance hereof, agrees and consents.

                  This Bond is subject to optional redemption prior to its
maturity, at the option of the County, in whole or in part in Authorized
Denominations, on any date on or after August 15, 2007, at a redemption price equal to the principal amount hereof plus interest accrued hereon to the date fixed for redemption.

                  Notice of redemption of any Bond selected for redemption shall be given by first-class mail not less than thirty (30) days nor more than sixty
(60) days before the redemption date to the registered owner hereof, subject to and in accordance with provisions of the Trust Agreement with respect thereto.
If notice of redemption has been duly given as aforesaid and money for the payment of the above-described redemption price is held by the Trustee, then this Bond shall, on the redemption date designated in such notice, become due and payable at the above-described redemption price; and from and after the date so designated, interest on this Bond shall cease to accrue and the registered owner of this Bond shall have no rights with respect hereto except to receive payment of the redemption price hereof.

                  If an event of default, as defined in the Trust Agreement, shall occur, the principal of all Bonds (and any additional bonds authorized by the Trust Agreement) may be declared due and payable upon the conditions, in the manner and with the effect provided in the Trust Agreement; except that the
Trust Agreement provides that in certain events such declaration and its consequences may be rescinded under the circumstances as provided therein.

                  Pursuant to Section 31584 of the County Employees Retirement
Law of 1937, the Board of Supervisors of the County is obligated to make appropriations to pay the unfunded accrued actuarial liability which is evidenced by the Bonds and pursuant to such Section the County Auditor shall transfer from any money available in any fund in the County Treasury the sums specified in the Board of Supervisors fails to make such appropriations.

                  This Bond is transferable only on a register to be kept for that purpose at the above-mentioned office of the Trustee by the registered owner hereof in person or by his duly authorized attorney upon payment of the charges provided in the Trust Agreement and upon surrender of this Bond together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his duly authorized attorney, and thereupon a new fully registered Bond or Bonds in the same aggregate principal amount of authorized denominations will be issued to the transferee in exchange therefor.
The County and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof for the purpose of receiving payment of the interest hereon and principal hereof and for all other purposes, whether or not this Bond shall be overdue, and neither the County nor the Trustee shall be affected by any notice or knowledge to the contrary; and payment of the interest on and principal of this Bond shall be made only to such registered owner, which payments shall be valid and effectual to satisfy and discharge liability on this
Bond to the extent of the sum or sums so paid.

                  This Bond shall not be entitled to any benefit, protection or security under the Trust Agreement or become valid or obligatory for any purpose until the certificate of authentication and registration hereon endorsed shall have been executed and dated by the Trustee.

                  It is hereby certified that all acts, conditions and things required by law to exist, to have happened and to have been performed precedent to and in the issuance of this Bond do exist, have happened and have been performed in due time, form and manner as required by law and that the amount of this Bond, together with all other indebtedness of the County, does not exceed any limit prescribed by the Constitution or laws of the State of California and is not in excess of the amount of Bonds permitted to be issued under the Trust
Agreement.

                  IN WITNESS WHEREOF, the County of San Diego has caused this
Bond to be executed in its name and on its behalf by the facsimile signature of the County Treasurer and countersigned by the facsimile signature of the Clerk of the Board of Supervisors, and has caused this Bond to be dated as of the original issue date specified above.

                                                              COUNTY OF SAN DIEGO

                                                              By __________________________________
                                                                          Treasurer
Countersigned:

By _________________________________
   Clerk of the Board of Supervisors

                             STATEMENT OF INSURANCE

                  MBIA Insurance Corporation (the "Insurer") has issued a policy containing the following provisions, such policy being on file at BNY Western
Trust Company, 700 South Flower Street, Suite 500. Los Angeles, CA 90017.

                  The Insurer, in consideration of the payment of the premium and subject to the terms of this policy, hereby unconditionally and irrevocably guarantees to any owner, as hereinafter defined, of the following described obligations, the full and complete payment required to be made by or on behalf of the Issuer to BNY Western Trust Company or its successor (the "Paying Agent")
of an amount equal to (i) the principal of (either at the stated maturity or by any advancement of maturity pursuant to a mandatory sinking fund payment) and interest on, the Obligations (as that term is defined below) as such payments shall become due but shall not be so paid (except that in the event of any acceleration of the due date of such principal by reason of mandatory or optional redemption or acceleration resulting from default or otherwise, other than any advancement of maturity pursuant to a mandatory sinking fund payment, the payments guaranteed hereby shall be made in such amounts and at such times as such payments of principal would have been due had there not been any such acceleration); and (ii) the reimbursement of any such payment which is subsequently recovered from any owner pursuant to a final judgment by a court of competent jurisdiction that such payment constitutes an avoidable preference to such owner within the meaning of any applicable bankruptcy law. The amounts referred to in clauses (i) and (ii) of the preceding sentence shall be referred to herein collectively as the "Insured Amounts." "Obligations" shall mean:

                                  $100,000,000
                               COUNTY OF SAN DIEGO
                        TAXABLE PENSION OBLIGATION BONDS,
                   SERIES 2002C (PUBLIC INCOME NOTES (PINES®))

                  Upon receipt of telephonic or telegraphic notice, such notice subsequently confirmed in writing by registered or certified mail, or upon receipt of written notice by registered or certified mail, by the Insurer from the Paying Agent or any owner of an Obligation the payment of an Insured Amount for which is then due, that such required payment has not been made, the Insurer on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with State Street Bank and Trust Company, N.A., in New York, New
York, or its successor, sufficient for the payment of any such Insured Amounts which are then due. Upon presentment and surrender of such Obligations or presentment of such other proof of ownership of the Obligations, together with any appropriate instruments of assignment to evidence the assignment of the
Insured Amounts due on the Obligations as are paid by the Insurer, and appropriate instruments to effect the appointment of the Insurer as agent for such owners of the Obligations in any legal proceeding related to payment of
Insured Amounts on the Obligations, such instruments being in a form satisfactory to State Street Bank and Trust Company, N.A., State Street Bank and
Trust Company, N.A. shall disburse to such owners or the Paying Agent payment of the Insured Amounts due on such Obligations, less any amount held by the Paying
Agent for the payment of such Insured Amounts and legally available therefor.
This policy does not insure against loss of any prepayment premium which may at any time be payable with respect to any Obligation.

                  As used herein, the term "owner" shall mean the registered owner of any Obligation as indicated in the books maintained by the Paying
Agent, the Issuer, or any designee of the Issuer for such purpose. The term owner shall not include the Issuer or any party whose agreement with the Issuer constitutes the underlying security for the Obligations.

                  Any service of process on the Insurer may be made to the
Insurer at its offices located at 113 King Street, Armonk, New York 10504 and such service of process shall be valid and binding.

                  This policy is non-cancellable for any reason. The premium on this policy is not refundable for any reason including the payment prior to maturity of the Obligations.

                  In the event the Insurer were to become insolvent, any claims arising under a policy of financial guaranty insurance are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 (commencing with Section 1063) of Chapter 1 of Part 2 of
Division 1 of the California Insurance Code.

                           MBIA INSURANCE CORPORATION

STD-R/CA-1

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Bonds  described in the within-mentioned  Trust  Agreement which has been  authenticated  on ____________.

                                                              BNY Western Trust Company, as Trustee

                                                              By __________________________________
                                                                       Authorized Signatory

                              [FORM OF ASSIGNMENT]

                  For value received the undersigned hereby sells, assigns and transfers unto _________________ (Taxpayer Identification Number _________) the
within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints _____________ attorney to transfer the within bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:  ____________

Note: The signature to this Assignment must correspond with the name as written on the face of the Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:  _________________________________________
Notice:           Signature must be guaranteed by an eligible guarantor institution.